UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2011

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)               On February 23, 2011, the Board of Directors (the “Board”) of Southwest Gas Corporation (the “Company”) approved a new form of Change in Control Agreement (the “New Change in Control Agreement”) to replace the Employment Agreements that expire in the second quarter of 2011 and the existing Change in Control Agreements (collectively the “Existing Agreement(s)”) between the Company and its officers.  It is expected that each of the Company's named executive officers serving after the date of the Company's 2011 Annual Meeting (including Roy R. Centrella, John P. Hester, Edward A. Janov and James P. Kane) will enter into the New Change in Control Agreement in replacement of the Existing Agreements, with the exception of Jeffrey W. Shaw, the Company's Chief Executive Officer whose Existing Agreement does not expire until 2012.

The New Change in Control Agreement has a term of three years with no automatic extension and does not provide any benefits if the officer is terminated for cause or if the officer is terminated without cause in the absence of a change in control.  The New Change in Control Agreement has a so-called “double trigger” which provides severance benefits if within 24 months after a change in control, the officer terminates his employment with the Company for good reason or the Company terminates the officer’s employment other than for death, disability or cause; provided that the officer signs a release of claims against the Company.  The lump-sum severance payment is equal to the sum of 24 months base salary, in the case of a Vice President, or 30 months base salary, in the case of a Senior Vice President or President, an award opportunity at 100% of target for incentive plans, and an amount equal to the full cost of medical and dental COBRA insurance and replacement disability and life insurance.  The severance benefits also include the acceleration of vesting of outstanding equity awards, the payment of benefits under the Company’s Supplemental Executive Retirement Plan (the “SERP”) plus 5 or 6 vesting points toward age and/or service requirements under the SERP for officers 50 years of age or older, and the reimbursement of up to $30,000 for outplacement services.  The New Change in Control Agreement does not contain a tax gross-up for excise tax.

The New Change in Control Agreement provides for the following reduction in benefits as compared to the Existing Agreements:

•	Removal of the tax gross-up for excise tax;
•
Limitation in availability of SERP vesting points to officers 50 years of age or older and a reduction of vesting points from 10 to 6 for the President and Senior Vice Presidents and from 10 to 5 for Vice Presidents;

•	Removal of the benefits provided by the existing Employment Agreement if the officer is terminated without cause in the absence of a change in control; and
•
Reduction of fringe benefits included in severance payments (which previously included a payment of 20% of base salary for the severance period and under the Employment Agreement covered certain anticipated expenses for relocation, office space and secretarial services).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: March 1, 2011
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer